Exhibit 99.1

1919 North Lynn Street Arlington, Virginia 22209 www.executiveboard.com

CONTACTS:

Investors	Media	Media
Richard S. Lindahl	Leslie Tullio	Sard Verbinnen & Co
(571) 303-6956	(571) 303-5689	David Reno/Jared Levy/Emily Deissler
jconnor@executiveboard.com	ltullio@executiveboard.com	(212) 687-8080

CORPORATE EXECUTIVE BOARD (CEB) TO ACQUIRE

UK-BASED SHL FOR $660 MILLION

Combination Creates World’s Foremost Source of Insight

on Talent Measurement and Management

ARLINGTON, VA – July 2, 2012 – The Corporate Executive Board Company (“CEB” or the “Company”) (NYSE: EXBD), the leading member-based advisory company, today announced that it has signed a definitive agreement to acquire SHL, a global leader in cloud-based talent measurement and management solutions, from funds managed by HgCapital and Veronis Suhler Stevenson (“VSS”) for $660 million in cash, subject to customary pre- and post-closing adjustments.

The combination brings together two highly complementary businesses to create the world’s foremost source of insight on the measurement and management of talent for business and government. Marrying CEB’s rich best practices, insights and data with SHL’s assessments, predictive analytics and robust technology platform will create a global organization with a greatly enhanced capability to help clients manage talent, transform operations and reduce risk.

SHL is the largest global provider of cloud-based solutions for talent assessment and decision support, enabling client access to unparalleled data, analytics and insights for assessing and managing employees and applicants. Headquartered in the U.K., SHL has operations in Europe, Asia and the U.S. They serve more than 10,000 clients in 111 countries, including more than 40 percent of the Fortune 500 and over 80 percent of the FTSE 100. Each year, SHL delivers more than 25 million assessments in over 30 languages. SHL was acquired by HgCapital in 2006 in a take-private transaction, and VSS became a co-investor in 2011 following SHL’s merger with the talent assessment firm PreVisor.

The acquisition will significantly expand the addressable market of both companies through an increased global presence across all major developed and emerging markets, enhancing CEB’s ability to scale and extend its existing platform with technology-driven solutions. The combined company will offer compelling career opportunities for a talented base of more than 3,000 employees as part of a larger, stronger global organization committed to advancing the science and practice of talent management.

Said Tom Monahan, Chairman and CEO of CEB, “For more than two decades, CEB has helped senior executives manage talent with the same rigor and analytic depth that they use to manage other vital corporate assets. We see a continual increase in the demand for talent measurement and analytics to drive organizational performance. The combination of these enterprises creates a uniquely valuable resource to help executives apply predictive analysis to the selection, development and management of talent. SHL’s established global customer base and rich talent analytics, its leadership position in corporate talent measurement and its proven business model – which delivers highly recurring revenues, attractive sustainable margins and strong cash flows – make it a compelling strategic and financial fit for CEB. This acquisition will accelerate all elements of our existing growth strategy, and generate significant value for our clients and shareholders.”

Said David Leigh, CEO of SHL, “After 35 years of market leadership in driving efficiency, productivity and competitive advantage for our clients, we are extraordinarily pleased to be joining with CEB. The two companies share a commitment to delivering actionable insights for clients. This is an exciting new chapter for SHL and its talented employees, who will have new opportunities as part of the combination, and whose expertise will be valued by the broader combined client base.”

Continued Mr. Monahan, “By capitalizing on the combined company’s deep functional knowledge, rich data sets and scalable delivery platform, this transaction will enhance our offerings across all functional areas, including HR, Finance, IT, Legal and Sales and Marketing. This acquisition is an important, exciting step in the execution of our ongoing growth strategy of deepening member relationships and delivering high-value support to more of their important work.”

Concluded Mr. Monahan, “We expect the acquisition to be accretive to CEB’s 2013 EPS, without dependence on realizing significant cost synergies. We project sufficient cash flow to maintain our current dividend growth policy while also deleveraging in the near-term. We are confident that we have the infrastructure and resources in place to successfully and seamlessly integrate SHL into the growing CEB suite of offerings, and we look forward to welcoming all of SHL into the CEB family.”

In 2011, SHL’s total revenues were $209.8 million and Adjusted EBITDA was $56.9 million. CEB’s revenues were $484.7 million and Adjusted EBITDA was $112.6 million in 2011. CEB expects the transaction to be accretive to EPS in 2013 and to generate approximately $5 million of annualized pre-tax cost synergies beginning in 2013. The acquisition is expected to close in the third quarter of 2012, subject to clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. CEB will fund the acquisition with borrowings under a new $625 million secured credit facility that CEB entered into at the time it signed the agreement to acquire SHL, together with approximately $85 million of cash on hand. The new credit facility will include $575 million of funded term loans and a new $50 million revolving credit facility, which will replace CEB’s existing $100 million credit facility upon closing of the SHL acquisition.

CEB also today reaffirmed its full-year 2012 outlook as it relates to the existing business (excluding any impact of the SHL acquisition). CEB plans to update its annual guidance with combined company expectations once the SHL acquisition is completed.

Allen & Company LLC and BofA Merrill Lynch are acting as CEB’s financial advisors, and Kirkland & Ellis LLP is acting as the Company’s legal advisor. BofA Merrill Lynch and Barclays are providing committed debt financing for the transaction.

SHL’s shareholders, including HgCapital and VSS, were advised on this transaction by Morgan Stanley, Weil, Gotshal & Manges and Deloitte.

CONFERENCE CALL AND WEBCAST

CEB will conduct an investor conference call to discuss this announcement today at 5:00 p.m. (Eastern Time). To access the call, please use one of the following dial-in numbers: 800-638-5439 (U.S. and Canada) and 617-614-3945 (International), and enter the Conference ID number: 64826709.

A live broadcast of the conference call will be available online by visiting www.executiveboard.com and clicking on the link to Investors Relations on the website. Related presentation materials will be posted to the Company’s Investor Relations section in Adobe Acrobat format prior to the call.

A telephone replay of the call will be available until July 9, 2012. The replay dial-in numbers are 888-286-8010 (U.S. and Canada) and 617-801-6888 (International), and the Conference ID number is 62064567. In addition, the call will be archived on the Company’s web site in the Investor Relations Section.

ABOUT CEB

CEB is the leading member-based advisory company. By combining the best practices of thousands of member companies with our advanced research methodologies and human capital analytics, we equip senior leaders and their teams with insight and actionable solutions to transform operations. This distinctive approach, pioneered by CEB, enables executives to harness peer perspectives and tap into breakthrough innovation and improvement without costly consulting or reinvention. The CEB member network includes more than 16,000 executives and the majority of top companies globally. For more information visit www.executiveboard.com.

FINANCIAL INFORMATION AND NON-GAAP FINANCIAL MEASURES

SHL’s 2011 financial results were prepared and audited in accordance with UK generally accepted accounting practice (“UK GAAP”) and were reported in British pounds sterling (“GBP”). These amounts have been converted to U.S. dollars (“USD”) using an exchange rate of 1.6039 USD to 1 GBP, which was the average spot rate during 2011. In addition, there are differences between U.S. generally accepted accounting principles (“US GAAP”) and UK GAAP, and the amounts reported do not reflect the impact of any changes that would be required if SHL’s financial results were to be reported in accordance with US GAAP. Assuming we complete the acquisition of SHL, we will provide information on any material effects on SHL’s reported historical results of reconciling UK GAAP to US GAAP on an amended Current Report on Form 8-K that is required to be filed within 71 days following the date on which we are required to file a Report on Form 8-K disclosing the completion of the acquisition of SHL. The amended Report on Form 8-K will include both historical financial information for SHL and pro forma information for the combined business. If SHL’s financial results had been prepared and reported in accordance with US GAAP, such results would differ from those disclosed in this press release.

This press release and other public statements that we make include a discussion of Adjusted EBITDA for CEB and SHL, which are non-GAAP financial measures provided as a complement to the results provided in accordance with U.K. GAAP and U.S GAAP. The term “Adjusted EBITDA” refers to a financial measure that we define as net income before loss from discontinued operations, net of provision for income taxes; interest income, net; depreciation and amortization; provision for income taxes; and acquisition related costs. We believe this non-GAAP financial measure is relevant and useful supplemental information for our investors. We use this non-GAAP financial measure for internal budgeting and other managerial purposes, when publicly providing CEB’s business outlook and as a measurement for potential acquisitions. A limitation associated with Adjusted EBITDA is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in our business. Management evaluates the costs of such tangible and intangible assets through other financial measures such as capital expenditures. Management compensates for these limitations by also relying on the comparable GAAP financial measure of Operating profit, which includes depreciation and amortization. This non-GAAP measure may be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. We intend to continue to provide non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of non-GAAP financial measures will provide consistency in our financial reporting.

A reconciliation of 2011 Adjusted EBITDA to the most directly comparable GAAP measure is provided below.

	CEB (1)	SHL (2)	Combined Company (3)
Net income	$52,655	$7,859	$60,514
Loss from discontinued operations, net of provision for income taxes	4,792	—	4,792

Income from continuing operations	57,447	7,859	65,306
Interest (income) expense, net	(596)	9,623	9,027
Depreciation and amortization	16,928	20,851	37,779
Provision for income taxes	38,860	5,614	44,474
Acquisition and other related costs (4)	—	12,992	12,992

Adjusted EBITDA	$112,639	$56,939	$169,578

Adjusted EBITDA margin	23.2%	27.1%	24.4%

(1)	Amounts in this column are derived from CEB’s 2011 audited consolidated financial statements in accordance with US GAAP.
(2)	Amounts in this column are derived from SHL’s 2011 audited consolidated financial statements in accordance with UK GAAP.
(3)	The combined amounts are a simple mathematical calculation of the CEB and SHL results in the prior two columns and are not necessarily indicative of the financial results of the combined company had CEB’s and SHL’s results been consolidated during the period reported. In addition, the amounts in this column do not reflect pro forma purchase accounting adjustments required to present the acquisition as of the beginning of 2011.
(4)	For SHL, includes transaction and integration costs from the PreVisor acquisition as well as information technology in-sourcing costs.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements using words such as “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts” and variations of such words or similar expressions are intended to identify forward-looking statements. We also disclose non-historical information that represents management’s expectations with respect to the proposed acquisition of SHL, which are based on numerous assumptions. These statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to be materially different from projected results. You are hereby cautioned that these statements are based upon our expectations at the time we make them and may be affected by important factors including, among others, the factors set forth below and in our filings with the U.S. Securities and Exchange Commission, and consequently, actual operations and results may differ materially from the results discussed in the forward-looking statements. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them. There can be no assurance as to the timing of the closing of the transaction with SHL, or whether the transaction will close at all or on the terms described herein. In addition, the following factors relating to the acquisition and the new credit facility, among others, could cause or contribute to material differences between actual results and those described in our forward-looking statements: we may not realize the anticipated benefits of the proposed acquisition of SHL; the terms and conditions of required regulatory approvals for the transaction may affect our future operations and results; we may not be able to implement and execute planned integration measures on a timely basis or at all; the businesses of CEB and SHL may not be combined successfully, or the combination may take longer or cost more to accomplish than expected; potential operating costs, customer loss and business disruption (including employee loss or turnover) following the acquisition may be greater than expected; expected cost savings from the acquisition may not be fully realized or may not be realized within the expected time frames; after completion of the acquisition, we will face various risks as a result of incurring significant leverage to fund the acquisition, including that we may not generate sufficient cash flow to make interest payments and required principal repayments under our new credit facility or may face liquidity constraints, we may not be able to comply with financial covenants and ratios, and the restrictions imposed by the financial covenants and ratios and the other covenants and requirements of our new credit facility may significantly restrict our flexibility in operating our business in the future; if we are unable to comply with the terms of our new credit facility, any defaults could result in material and adverse effects to our business and its future financial condition and performance. Additional factors that could cause CEB’s actual results to differ materially from those described in the forward-looking statements, include our dependence on renewals of our membership-based services, the sale of additional programs to existing members and our ability to attract new members, our potential failure to adapt to member needs and demands, our potential inability to attract and retain a significant number of highly skilled employees, fluctuations in operating results, our potential inability to protect our intellectual property rights, our potential exposure to data protection requirements in numerous geographies, our potential exposure to loss of revenue resulting from our service guarantee, exposure to litigation related to our content, various factors that could affect our estimated income tax rate or our ability to use our existing deferred tax assets, changes in estimates or assumptions used to prepare our financial statements, our potential inability to effectively anticipate, plan for and respond to changing economic and financial markets conditions, especially in light of the ongoing uncertainty in the worldwide economy and possible volatility of our stock price, as well as other forward-looking statements included in our periodic reports filed with the SEC. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements represent estimates and assumptions only as of the date of this presentation, and no duty is undertaken to update them to reflect new information, events or circumstances. The forward-looking statements in this press release are made as of July 2, 2012.